Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

SAB Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward Form File Number	Carry Forward Form Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Equity	Common Stock, par value $0.0001 per share (1)	457 (o)
	Equity	Preferred Stock, $0.0001 par value per share (1)	457 (o)
	Debt	Debt Securities	457 (o)
	Other	Warrants	457 (o)
	Other	Units	457 (o)
	Other	Rights	457 (o)
Fees to be Paid	Unallocated (Universal) Shelf (1)		457 (o)			$250,000,000	0.00013810	$34,525.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities	Unallocated (Universal) Shelf (2)		415(a)(6)			$50,000,000			S-3	333-271768	May 17, 2023	$5,510
	Total Offering Amounts					$300,000,000		$40,035.00
	Total Fees Previously Paid							$5,510.00
	Total Fee Offsets							—
	Net Fee Due							$34,525.00

(1) (i) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(ii) Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(iii) Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $300,000,000.

(iv) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 415(a)(6), the securities being registered hereunder include $50,000,000 of unsold securities which remain unsold as of the date hereof (the “Unsold Securities”) previously registered by the registrant’s registration on Form S-3 (File No. 333-271768) which was initially filed with the Securities and Exchange Commission on May 9, 2023 and declared effective on May 17, 2023 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $5,510 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) and will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.